Exhibit 23.1


              Consent of Independent Certified Public Accountants


The Board of Directors
Tekni-Plex, Inc.
Somerville, New Jersey


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated August 31, 2003, relating to the consolidated financial statements and schedule of Tekni-Plex, Inc. appearing in the Company's annual report on Form 10-K for the year ended June 27, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



BDO Seidman, LLP
Woodbridge, NJ

/s/ BDO Seidman, LLP

January 8, 2004